STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

11/09/2023

Work Order Item Number: W2023110901199-3273742
Filing Number: 20233616646
Filing Type: Certificate of Correction
Filing Date/Time: 11/9/2023 2:12:00 PM
Filing Page(s): 1

Indexed Entity Information:

Entity ID: E0607272014-4 **Entity Name:** DATCHAT, INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
INCORP SERVICES, INC.*
3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0607272014-4
	Filing Number 20233616646
Secretary of State State Of Nevada	Filed On 11/9/2023 2:12:00 PM
	Number of Pages 1

090401

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

DATCHAT, INC.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made: 09/19/2023

4. Description of the inaccuracy or defect.

On September 19, 2023, DatChat, Inc. filed a Certificate of Change with the Secretary of State of the State of Nevada to effectuate (i) a 1-for-10 reverse stock split of it's issued and outstanding and authorized shares of common stock, par value $0.0001 per share, and (ii) a proportionate adjustment to its authorized shares of common stock from 180,000,000 shares to 18,000,000 shares of common stock. The Certificate of Change contained a typographical error, which provided that the number of authorized shares of preferred stock, par value $0.0001 per share following the change was 1,000,000.

5. Correction of the inaccuracy or defect.

The authorized shares after the change is 20,000,000 shares of preferred stock, par value $0.0001 per share.

6. Signature:

X DocuSigned by: Darin Myman

Authorized Signature

Chief Executive Officer
Title *

11/9/2023
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a general partner: a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.